Exhibit 10.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT is executed on the dates set forth below the signatures hereon but effective as of September 1, 2019, and is by and between Argentum 47, Inc. domiciled in the 34 St. Augustine’s Gate, Hedon, HU12 8EX, United Kingdom (“Employer”), and Mr. Peter James Smith a resident of the United Kingdom (“Employee”).

1. Duties; Assignment

During the term of employment hereunder, the Employee shall initially perform the duties of CEO & Director of Employer and its subsidiary companies, or such other duties as assigned by and at the location determined by the Board of Directors of the Employer. The Employee shall oversee all operational business carried out by the Employer and its subsidiary companies to the best of his ability.

2. Compensation

In consideration of the services rendered by the Employee to the Employer hereunder, the Employer shall pay the Employee an annual salary of no less than $60,000, subject to annual review and adjustment of no less than a 5% percentage increase, if any, in the U.S. Consumer Price Index during such year (“Base Salary”). This Salary shall be paid on a monthly basis to the Employee or a Company owned by the Employee at the option of the Employee.

3. Employment

The Employer hereby employs Employee and Employee hereby accepts such employment on the terms set forth herein commencing on September 1, 2019:

(a)	Employment will continue for 24 months and until terminated as hereafter set forth.

(b)	Employer shall have the right to terminate this Agreement and all of the Employee’s rights shall thereupon terminate upon the disability (for 180 or more days, whether or not consecutive, in any 360-day period) of the Employee (“Disability”) and the Employer giving written notice thereof, and this Agreement shall automatically terminate upon the death of Employee (“Death”).

(c)	Employer shall have the right to terminate the Employee’s employment (1) for any reason or no reason with either (i) 60 days prior written notice of termination or (ii) immediate notice of termination with an undertaking to continue payment of the Employee’s compensation under this Agreement for 90 days, (2) at any time during the thirty six month period following the execution of this agreement and with 30 days prior written notice or (3) for Cause (as defined below), upon the Employee’s receipt of notice thereof. As used herein, “Cause” means (i) willful or serious misconduct or dishonesty in the performance of, the Employee’s duties hereunder or (ii) the indictment or conviction of the Employee for a felony under state or federal criminal laws. Upon the effective date of termination specified in such notice, this Agreement shall terminate except for the provisions, which expressly survive termination, and the Employee shall vacate the offices of the Employer.

(d)	The Employee shall have the right to terminate employment hereunder by providing 30 days’ written notice. Thereafter, this Agreement shall terminate except for the provisions, which expressly survive termination.

4. Severance Payments

(a)	If the Employer terminates this Agreement for any reason other than Disability, Death, the Employee shall be entitled to receive, and the Employer shall make, the following severance payments:

(i) Continue to pay a sum equivalent to Twelve months’ salary.

5. Expenses

The Employer shall reimburse the Employee’s expenses reasonably incurred in carrying out his duties hereunder within 30 days of submittal of an itemized account of such expenses together with such receipts and forms as are required by the Employer’s normal policies and practices. In the event of cash advances such reimbursements will be credited against the advanced account.

6. Benefits

The Employer shall provide, and Employee shall be entitled to participate in, all benefit plans and programs generally available to employees of the Employer on the same terms as other employees except as follows:

(a)	Vacation: The Employee shall be entitled to four weeks paid vacation per year scheduled at times mutually convenient to the Employee and Employer. The Employee shall be entitled to carry over unused vacation days into the next year in accordance with Employer’s policy, as modified from time to time. The Employee shall be entitled to all holidays as allowed to other employees of the Employer with similar responsibilities.

7. Confidentiality; Non-Disclosure

(a)	For the purpose of this Agreement, “Confidential Information” is defined to include any information, designs, software, processes, practices, plans, proposals, markets, pricing, personnel or financial or business information relating to the Employer, its affiliates (including the Subsidiary), and their respective businesses, customers, suppliers, products or services, whether in written, oral or other form. Confidential Information shall not include information, which at the time of disclosure is in the public domain by publication or otherwise through no fault of the Employee, or information furnished by a third party which was not received directly from the Employer or otherwise under an obligation of secrecy

(b)	At all times after the date hereof, including after termination of this Agreement, the Employee shall not, except with the expressed prior written consent of the Employer, directly or indirectly communicate, disclose or divulge any of the Confidential Information or use any of the Confidential Information for any purpose other than performance of his duties hereunder.

8. Agreement Not to Compete

For so long as the Employee is entitled to receive severance payments under Sections 4(a) for a period of one year from the effective date of termination if the Employee voluntarily terminates his employment hereunder or if the Employee is terminated by the Employer for Cause, the Employee agrees that he will not, directly or indirectly, (1) be employed by, serve as a consultant or advisor to, or have a material ownership interest in any corporation or other entity whose business is competitive (as reasonably determined by the Board of Directors of the Employer) with the business of the Employer, the Subsidiary or any of their affiliates; provided, however that this clause (1) shall not prohibit any such employment or other relationship with an entity which itself is not, but has a separate corporate affiliate which is, engaged in such competitive business so long as the Employee does not provide services to, assist or advise such competitive affiliate in any way, or (2) induce or solicit any other person who was employed by the Employer, Subsidiary or any of their affiliates at any time during Employee’s employment by the Employer to engage in any line of business competitive with that of the Employer, Subsidiary or their affiliates.

9. No Conflicting Agreements

The Employee represents and warrants that he is not a party to or bound by any agreement or subject to any restriction arising out of any current or prior employment or relationship which would be violated by his entering into and performing his obligations under this Agreement, including, without limitation, restrictions relating to non-competition or the protection of confidential information.

10. Notices

All notices and other communication which are required or permitted hereunder shall be sent to the following email addresses:

If to Argentum 47, Inc.:

enzo@arg47.com

If to Mr. Peter J. Smith:

peter@arg47.com

11. Miscellaneous

(a)	This Agreement shall be binding upon, inure to the benefit of, and enforceable by the successors and assigns of the Employer and the heirs, estate, personal representatives and beneficiaries of the Employee. The rights, obligations and duties of the Employee hereunder shall be personal and are not assignable or delegable in any manner whatsoever.

(b)	The obligations of the parties in Sections 4, 7, 8 and 11 shall survive any termination of this Agreement.

(c)	This Agreement constitutes the entire understanding of the parties with respect to subject matter hereof, and shall not be modified, terminated or any provisions waived orally, including this clause. Any such modification, termination or waiver must be in writing and signed by each of the parties hereto.

(d)	No failure to exercise or delay in exercising any right, power or remedy hereunder shall preclude any other or further exercise of the same or any other right, power or remedy.

(e)	This Agreement shall be construed and enforced in accordance with the laws of the England and Wales.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date indicated below intending to be legally bound hereby.

Argentum 47, Inc.	Employee

/s/ Enzo Taddei	/s/ Peter James Smith
Enzo Taddei - Director	Peter James Smith
Dated: September 1, 2019	Dated: September 1, 2019